Exhibit 10.3
COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2017, by and between Globalstar, Inc., a Delaware corporation (the “Company”) and Thermo Funding II LLC, a Colorado limited liability company (“Thermo”).
WHEREAS, the Company is a party to a Facility Agreement dated as of June 5, 2009 (as amended, the “Facility Agreement”), between, among others, the Company, BNP Paribas as the Security Agent and BPIFAE Agent (“Paribas”) and the lenders thereunder (the “Lenders”), pursuant to which the Company has borrowed approximately $586.3 million;
WHEREAS, to obtain the consent of Paribas and the Lenders to certain amendments to the Facility Agreement, Thermo is entering into a Third Thermo Group Undertaking Letter dated on or about June 30, 2017 (the “Undertaking”) by and among Thermo and certain of its affiliates, Paribas and the Lenders;
WHEREAS, Section 2(a) of the Undertaking requires Thermo to agree to provide certain funds to the Company under the conditions set forth therein;
NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
ARTICLE I
PURCHASE
Section 1.1    Purchase. Under the terms and subject to conditions hereof and in reliance upon the representations, warranties and agreements contained herein:
(a) The Company hereby agrees to sell, and Thermo hereby agrees to purchase, 17,837,838 shares of voting common stock (the “Shares”) at a price of $1.85 per share for a total purchase price of $33 million (the “Purchase Price”), which represents a 10% discount to the closing price of the Company’s voting common stock on the trading day immediately preceding the date of this Agreement. Payment of the Purchase Price shall be made by wire transfer of immediately available funds to an account designated by the Company.
(b) Promptly after the execution of this Agreement and payment of the Purchase Price, the Company shall deliver the Shares to Thermo.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Thermo as follows:

Section 2.1    Authority Relative to this Agreement. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors, and no other corporate or stockholder proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
Section 2.2    Approvals. No consent, approval, authorization or order of, or registration, qualification or filing with any court, regulatory authority, governmental body (a “Governmental Entity”) or any other third party (each, an “Approval”) is required to be made or obtained by the Company or any of its subsidiaries for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, other than those that have been obtained or those for which consents are being obtained, and except for filings required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities laws, other matters where the failure by the Company to make or obtain any Approval would not be material to the business of the Company and its subsidiaries, taken as a whole.
Section 2.3    Non-Contravention.
(a)    The performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except in the case of clauses (i) or (iii) above, as would not be material to the business of the Company and its subsidiaries, taken as a whole, or as publicly disclosed in any filing by the Company under the Exchange Act.
(b)    Neither the Company nor any of its subsidiaries is (i) in violation of the provisions of its organizational documents or (ii) in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (other than any default identified in the Exchange Agreement), except in the case of clause (ii) above, as would not be material to the business of the Company and its subsidiaries, taken as a whole, or as publicly disclosed in any filing by the Company under the Exchange Act.
Section 2.4    Capitalization; Issuance. The authorized capital stock of the Company is 2,000,000,000 shares, of which 1,900,000,000 shares have been designated as common stock, 1,007,469,065 of which shares were issued and outstanding immediately prior to the date hereof. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. All of the issued shares of capital stock of each material subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as publicly disclosed in any filing by the Company under the Exchange Act. All corporate action has been taken such that the Shares issuable under this Agreement, when issued and delivered in accordance with the provisions of this Agreement, will have been duly and validly authorized, fully paid and non-assessable.
Section 2.5    Securities Laws. The Company is current in its filings of all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Exchange Act and such filings are in material compliance with the Exchange Act.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THERMO
Thermo represents and warrants to the Company, as follows:
Section 3.1    Existence; Authorization. Thermo is duly organized and validly existing under the laws of its jurisdiction of organization. The execution, delivery and performance by Thermo of this Agreement and the consummation of the transactions contemplated hereby are within Thermo’s powers and have been duly authorized by all necessary action on the part of Thermo. This Agreement has been duly executed by Thermo and constitutes a valid and binding agreement of Thermo.
Section 3.2    Non-Contravention; Approvals. The execution, delivery and performance by Thermo of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the organizational documents of Thermo or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Thermo or any of its properties or (ii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Thermo under any provision of any agreement or other instrument binding upon Thermo. The execution, delivery and performance by Thermo of this Agreement and the consummation of the transactions contemplated hereby do not require any Approval that has not been obtained.

Section 3.3    Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Thermo or any of its affiliates.
Section 3.4    Securities Laws. Thermo is participating in this Agreement and acquiring the Shares for its own account for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Thermo does not have a present arrangement to effect any distribution of the Shares to or through any person or entity; provided, however, that by making the representations herein, Thermo does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.
Section 3.5    Restricted Securities; Reliance on Exemptions. Thermo acknowledges that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and, thus, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Thermo further understands that the Company is relying in part upon the truth and accuracy of, and Thermo’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Thermo set forth herein in order to determine the availability of such exemptions and the eligibility of Thermo to acquire the Shares.
ARTICLE IV
ADDITIONAL AGREEMENTS
Section 4.1    Commercially Reasonable Efforts; Further Assurances. The parties shall each cooperate with each other and use (and shall cause their respective subsidiaries to use) their respective commercially reasonable efforts to promptly take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable after the date of this Agreement. The failure of any party to perform the actions contemplated by this Agreement shall not impair the rights and obligations of any party under this Agreement, and notwithstanding any such failure, except as specifically set forth in this Agreement, the parties shall endeavor in good faith to consummate the transactions contemplated by this Agreement upon the terms set forth herein.
Section 4.2    Voting Restrictions. In accordance with the terms of existing obligations of the Company and Thermo, Thermo shall not exercise any right to vote the Shares in the election of directors of the Company that would cause Thermo and its affiliates to own 70% or more of the voting common stock of the Company.

Section 4.3    Transfer Restrictions.
(a)    Thermo covenants that the Shares will be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement or to the Company, or pursuant to Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, except to the extent that the transfer agent requests such legal opinion, any transfer of Shares by Thermo to an affiliate of Thermo, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such affiliate does not request any removal of any existing legends on any certificate evidencing the Shares.
(b)     Thermo agrees to the imprinting, until no longer required by this Section 4.3(b), of the following legend on any certificate evidencing any of the Shares:
THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.
Certificates evidencing the Shares, if any, shall not be required to contain such legend or any other legend (i) while a registration statement covering the resale of the Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the Shares can be sold under Rule 144, (iii) if the Shares are eligible for sale without any volume limitation under Rule 144, or (iv) if the holder provides the Company with a legal opinion reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the SEC).

(c)    The Company will not object to and shall permit (except as prohibited by law) Thermo to pledge or grant a security interest in some or all of the Shares in connection with a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement, and if required under the terms of such arrangement, the Company will not object to and shall permit (except as prohibited by law) Thermo to transfer pledged or secured Shares to the pledgees or secured parties. Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith (but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by Thermo to a transferee of the pledgee), and no notice shall be required of such pledge. Thermo acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between Thermo and its pledgee or secured party. At Thermo’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act, as applicable, to appropriately amend the list of selling stockholders thereunder.
Section 4.4    Filings.  Each of Thermo and the Company shall coordinate and cooperate with one another and shall each use commercially reasonable efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all legal requirements and shall make all filings, notices, petitions, statements, registrations, submissions of information, application or submission of other documents required by any Governmental Entity in connection with the purchase of the Shares, including, without limitation any filings required under the Securities Act, the Exchange Act, any applicable state or securities or “blue sky” laws and the securities laws of any foreign country, or any other legal requirement relating to the purchase and sale of the Shares.  Each of Thermo and the Company will cause all documents that it is responsible for filing with any Governmental Entity to comply in all material respects with all applicable legal requirements.

ARTICLE V

MISCELLANEOUS

Section 5.1    Survival. The representations, warranties and covenants contained in this Agreement shall survive the Closing and the purchase of the Shares.
Section 5.2    Amendment and Waiver. Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any agreement on the part of any party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.3    Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
Section 5.4    Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
Section 5.5    Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties.
Section 5.6    Counterparts; Third Party Beneficiaries. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.
Section 5.7    Remedies.
(a)    Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have in law or in equity, the non-breaching party will have the right (without the requirement of posting bond) to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
(b)    All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
Section 5.8    Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, electronic mail, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:
If to the Company:

Globalstar, Inc.
300 Holiday Square Blvd.
Covington, Louisiana 70433
Telephone Number: (985) 335-1503
Facsimile: (985) 335-1900
Attention: L. Barbee Ponder
If to Thermo:

Thermo Funding II LLC
1735 Nineteenth Street, Suite 200
Denver, Colorado 80202-1005
Attention: James Monroe III
All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers or electronic mail addresses specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.
Section 5.9    Governing Law; Consent to Jurisdiction. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the transactions contemplated hereby and/or the interpretation and enforcement of the rights and duties of the parties hereto, shall be governed by and construed in accordance with the law of the State of Delaware without regard to any applicable principles of conflicts of law. Each party to this Agreement agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the District of Delaware or the applicable Delaware state court located in Newcastle County and agrees to venue in such courts.
Section 5.10    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.
GLOBALSTAR, INC.

By:    /s/ Rebecca Clary
Name:    Rebecca Clary
Title:    Chief Financial Officer

THERMO FUNDING II LLC

By:    /s/ James Monroe III
Name:    James Monroe III
Title:    Manager